SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 22, 2002

Commission File No:   0-32917

RJV NETWORK, INC.
(Name of small business in its charter)

NEVADA	94-3355026
(State or other	(IRS Employer Id. No.)
jurisdiction of Incorporation)

15147 SE 46th Way
Bellevue, Washington	98006
(Address of Principal Office)	Zip Code

Issuer's telephone number: (425) 267-1194

ITEM 5. OTHER EVENTS

On April 22, 2002, the RJV Network, Inc. (the "Company) Board of Directors voted and approved a 2.5:1 (two and one-half for one) forward stock split of the Company's common stock. As a result, the Company's outstanding common shares were increased from 6,037,500 to 15,093,750. The share total, representing the forward split, shall be effective to holders of the Company's common stock on record as of April 24, 2002 ("Record Date") and shall have a Payable Date of April 26, 2002.

Dated: April 26, 2002
RJV Network, Inc.

By: /S/Edward Velton

Edward Velton
President and Director